                           TRIDENT INTERNATIONAL, INC.
              AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

                                                                     EXHIBIT 4.2

Variable 1 Shares                                                     Variable 2


         Pursuant to its Amended and Restated 1994 Stock Option and Grant Plan (the "1994 Plan"), Trident International, Inc. (the "Company") hereby grants to Variable 3 (the "Optionee") an Option to purchase on or prior to Variable 4 (the "Expiration Date") all or any part of Variable 1 shares of Common Stock of the Company, par value $0.01 per share ("Option Shares") at a price of $Variable 5 per share in accordance with the schedule set forth in SECTION 1 hereof and subject to the terms and conditions set forth hereinafter and in the 1994 Plan. This Option shall be construed in a manner to qualify it as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be governed by the laws of Delaware.

         1. VESTING SCHEDULE. Subject to the provisions of SECTION 4 hereof and SECTION 4 of the 1994 Plan, this Option shall become vested and exercisable with respect to the following whole number of Option Shares according to the timetable set forth below:

                                        Percentage of         Cumulative
            Number of Years            Shares Becoming        Percentage
          After Date of Grant      Available for Exercise      Available
          -------------------      ----------------------      ---------

           Less than 1 year                    0%                   0%
           At least 1 year                    25%                  25%
           At least 2 years                   25%                  50%
           At least 3 years                   25%                  75%
           At least 4 years                   25%                 100%

         2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company's Option Committee (the "Committee") of his election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) in the form of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six (6) months; (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

         The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above, and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the 1994 Plan and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

         If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee's estate.

         Notwithstanding any other provision hereof or of the 1994 Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

         3. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         4. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain (a "Subsidiary") is terminated, the extent to which and the period within which the Option may be exercised shall be as set forth below.

               (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable at the date of death, by the Optionee's legal representative or legatee for a period of one (1) year from the date of death or until the Expiration Date, if earlier.

               (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability (as defined in Section 22(e)(3) of the Code), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of one (1) year from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the twelve (12) month period provided in this Section 4(b) shall extend such period for six (6) months from the date of death or until the Expiration Date, if earlier.

               (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause (defined as a vote of the Board of Directors of the Company resolving that the Optionee should be dismissed as a result of (i) any material breach by the Optionee of any agreement to which the Optionee and the Company are parties, (ii) any act (other than retirement) or omission to act by the Optionee which may have a material and adverse effect on the business of the Company or any Subsidiary or on the Optionee's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the Optionee in connection with the business or affairs of the Company or any Subsidiary), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

               (d) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death, Disability or Cause, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a "termination of employment."

         5. OPTION SHARES. The Option Shares are shares of Common Stock as constituted on the date of this Option, subject to adjustment as provided in
SECTION 7 of the 1994 Plan.

         6. NO SPECIAL EMPLOYMENT RIGHTS. This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

         7. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the 1994 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

         8. QUALIFICATION UNDER SECTION 422. It is understood and intended that the Option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Option Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Employee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Option Shares within these periods, he or she will notify the Company within thirty (30) days after such disposition.

         Share Options which become exercisable for the first time by the Optionee during any calendar year will only qualify as incentive stock options under Section 422 of the Code to the extent that the aggregate fair market value of the Option Shares underlying such Share Options as of the date of grant does not exceed $100,000. Any such Share Options relating to Option Shares in excess of $100,000 will be treated as nonqualified stock options under the Code.

         9. TAX WITHHOLDING. No later than the date as of which part or all of the value of any shares of Common Stock received under the 1994 Plan first becomes includible in the Optionee's gross income for Federal tax purposes, the Optionee shall make arrangements with the Company in accordance with SECTION 9 of the 1994 Plan regarding the payment of any federal, state or local taxes required to be withheld with respect to such income.

         10. THE 1994 PLAN. In the event of any discrepancy or inconsistency between this Agreement and the 1994 Plan, the terms and conditions of the 1994 Plan shall control.

         11. MISCELLANEOUS. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

                                         TRIDENT INTERNATIONAL, INC.


                                         By
                                           -------------------------------------
                                            Name

         Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:


                                        ----------------------------------------
                                        Variable 3, Optionee


Date:
     -----------------------------

                           TRIDENT INTERNATIONAL, INC.
              AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                  For Employees

Variable 1 Shares                                                     Variable 2


         Pursuant to its Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), Trident International, Inc. (the "Company") hereby grants to Variable 3 (the "Optionee") an Option to purchase on or prior to Variable 4 (the "Expiration Date") all or any part of Variable 1 shares of Common Stock of the Company, par value $0.01 per share ("Option Shares") at a price of $Variable 5 per share in accordance with the schedule set forth in SECTION 1 hereof and subject to the terms and conditions set forth hereinafter and in the 1994 Plan. This Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and consequently shall be treated as a non-qualified stock option for tax purposes. This Option shall be governed by the laws of Delaware.

         1. VESTING SCHEDULE. Subject to the provisions of SECTION 4 hereof and SECTION 4 of the 1994 Plan, this Option shall become vested and exercisable with respect to the following whole number of Option Shares according to the timetable set forth below:

                                        Percentage of          Cumulative
            Number of Years            Shares Becoming         Percentage
          After Date of Grant      Available for Exercise       Available
          -------------------      ----------------------       ---------

           Less than 1 year                    0%                    0%
           At least 1 year                    20%                   20%
           At least 2 years                   20%                   40%
           At least 3 years                   20%                   60%
           At least 4 years                   20%                   80%
           At least 5 years                   20%                  100%

         2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company's Option Committee (the "Committee") of his election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) in the form of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six
(6) months; (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

         The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above, and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the 1994 Plan and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

         If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee's estate.

         Notwithstanding any other provision hereof or of the 1994 Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

         3. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         4. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain (a "Subsidiary") is terminated, the extent to which and the period within which the Option may be exercised shall be as set forth below.

               (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable at the date of death, by the Optionee's legal representative or legatee for a period of one (1) year from the date of death or until the Expiration Date, if earlier.

               (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability (as defined in Section 22(e)(3) of the Code), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the twelve (12) month period provided in this
               Section 4(b) shall extend such period for six (6) months from the date of death or until the Expiration Date, if earlier.

               (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause (defined as a vote of the Board of Directors of the Company resolving that the Optionee should be dismissed as a result of (i) any material breach by the Optionee of any agreement to which the Optionee and the Company are parties, (ii) any act (other than retirement) or omission to act by the Optionee which may have a material and adverse effect on the business of the Company or any Subsidiary or on the Optionee's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the Optionee in connection with the business or affairs of the Company or any Subsidiary), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

               (d) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death, Disability or Cause, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a "termination of employment."

         5. OPTION SHARES. The Option Shares are shares of Common Stock as constituted on the date of this Option, subject to adjustment as provided in
SECTION 7 of the 1994 Plan.

         6. NO SPECIAL EMPLOYMENT RIGHTS. This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

         7. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the 1994 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

         8. TAX WITHHOLDING. No later than the date as of which part or all of the value of any shares of Common Stock received under the 1994 Plan first becomes includible in the Optionee's gross income for Federal tax purposes, the Optionee shall make arrangements with the Company in accordance with SECTION 9 of the 1994 Plan regarding the payment of any federal, state or local taxes required to be withheld with respect to such income.

         9. THE 1994 PLAN. In the event of any discrepancy or inconsistency between this Agreement and the 1994 Plan, the terms and conditions of the 1994 Plan shall control.

         10. MISCELLANEOUS. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionees at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

                                        TRIDENT INTERNATIONAL, INC.


                                        By
                                          --------------------------------------
                                           Title

         Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:


                                        Variable 3, Optionee


Date:
     -----------------------------

                           TRIDENT INTERNATIONAL, INC.
              AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            For Independent Directors
                      Upon Grant on Date of Annual Meeting

Variable 1 Shares                                                     Variable 2


         Pursuant to its Amended and Restated 1994 Stock Option and Grant Plan (the "1994 Plan"), Trident International, Inc. (the "Company") hereby grants to Variable 3 (the "Optionee") an Option to purchase on or prior to Variable 4 (the "Expiration Date") all or any part of Variable 1 shares of Common Stock of the Company, par value $0.01 per share ("Option Shares") at a price of $Variable 5 per share in accordance with SECTION 1 hereof and subject to the terms and conditions set forth hereinafter and in the 1994 Plan. This Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and consequently shall be treated as a non-qualified stock option for tax purposes. This Option shall be governed by the laws of Delaware.

         1. VESTING SCHEDULE. Subject to the provisions of SECTION 4 hereof and SECTION 4 of the 1994 Plan, this Option shall become 100% vested on a pro rata basis over a four-year term, with twenty-five percent (25%) of the Option Shares becoming vested on each of the first four anniversaries of the grant hereof so long as such person continues to be a director of the Company on each such anniversary date. If the Optionee ceases to serve as a Director because of Disability (as defined in Section 22(e)(3) of the Code), or death, this Option shall become vested and fully exercisable as of the date of cessation notwithstanding the foregoing vesting schedule.

         2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company's Option Committee (the "Committee"), of his election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) in the form of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six (6) months; (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the

Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

         The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above, and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the 1994 Plan and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

         If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee's estate.

         Notwithstanding any other provision hereof or of the 1994 Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

         3. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         4. TERMINATION AS DIRECTOR. If the Optionee ceases to be a Director of the Company, the extent to which and the period within which the Option may be exercised shall be as set forth below.

               (a) TERMINATION FOR CAUSE. If the Optionee ceases to be a Director for Cause (defined as a vote of two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Optionee resolving that the Optionee should be dismissed as a result of (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both an improper substantial personal benefit and a material injury to the Company), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

               (b) OTHER TERMINATION. If the Optionee ceases to be a Director for any reason other than for Cause, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of one (1) year from the date of termination or until the Expiration Date, if earlier.

         5. OPTION SHARES. The Option Shares are Common Stock as constituted on the date of this Option, subject to adjustment as provided in SECTION 7 of the 1994 Plan.

         6. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the 1994 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

         7. THE 1994 PLAN. In the event of any discrepancy or inconsistency between this Agreement and the 1994 Plan, the terms and conditions of the 1994 Plan shall control.

         8. MISCELLANEOUS. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

                                        TRIDENT INTERNATIONAL, INC.



                                        By
                                          --------------------------------------
                                           Title


         Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:


                                        ----------------------------------------
                                        Variable 3, Optionee


Date:
     -----------------------------


                                        3